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                                                                   EXHIBIT 10.23



                                     WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE HOLDER OF THIS WARRANT AND/OR SHARES DELIVERS TO THE COMPANY AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                            BLUE RIDGE ENERGY, INC.

                          COMMON STOCK PURCHASE WARRANT
                             Expiring June 30, 2001

THIS CERTIFIES THAT, for value received, Blue Ridge Group, Inc. (the "Warrant Holder"), at any time and from time to time on any Business Day on or prior to 5:00 p.m., Central Time, on June 30, 2001 (the "Expiration Date") is entitled to subscribe for and purchase from BLUE RIDGE ENERGY, INC., a Nevada corporation (the "Company"), 2,000,000 shares of Common Stock at a price per share equal to the Exercise Price.

1. CERTAIN DEFINITIONS

The following terms, as used herein, have the following meanings:

     "Business Day" means any day except a Saturday, Sunday, or other day on which commercial banks in Bowling Green, Kentucky, are authorized by law to close.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Company's currently authorized common stock, $.01 par value, and stock of any other class or other consideration into which such currently authorized common stock may hereafter have been changed.

     "Exercise Price" means Five cents ($0.05) per share.

     "Securities Act" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect a the time.

     "Warrant Shares" means the 2,000,000 shares of Common Stock issued or issuable upon exercise for this Warrant.



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2. EXERCISE OF WARRANT

The Warrant Holder or its assignee may exercise this Warrant, in whole or in part, at any time or from time to time on any Business Day prior to the Expiration Date, by delivering to the Company a duly executed notice (a "Notice of Exercise") in the form of Exhibit A hereto and by payment to the Company of the Exercise Price per Warrant Share by cashier's check in an amount equal to the product of (I) the Exercise Price time (ii) the number of Warrant Shares as to which this warrant is being exercised.

As soon as reasonably practicable but not later than twenty Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall execute and deliver certificates representing the number of shares of Common Stock specified in such Notice of Exercise, issued in the name of the Warrant Holder. This Warrant shall be deemed to have been exercised and such share certificate or certificates shall be deemed to have been issued, and such Warrant Holder shall be deemed for all purposes to have become a holder of record of shares of Common Stock, as of the first Business Day after the date that such Notice of Exercise and payment shall has been received by the Company.

The Warrant Holder shall surrender this Warrant Certificate to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant Certificate for the unexercised balance of the Warrant.

Each Certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE HOLDER OF THE SHARES DELIVERS TO THE COMPANY AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless, in the written opinion of counsel, which counsel and opinion shall be reasonably accepted to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

The Company shall not be required to issue fractions of shares of Common Stock upon an exercise

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of the Warrant. If any fraction of a share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional share, the Company shall pay to the Warrant Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date -of such exercise.

3. INVESTMENT REPRESENTATION

By accepting the Warrant, the Warrant Holder represents that he is acquiring the Warrant for his own account for investment purposes and not with the view to any sale or distribution, and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

4. VALIDITY OF WARRANT AND ISSUANCE OF SHARES

The Company represents and warrants that this Warrant has been duly authorized and is validly issued.

The Company further represents and warrants that on the date hereof it duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of shares of Common Stock as will be sufficient to permit the exercise in full of the Warrant, and that all such shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

5. ADJUSTMENTS

The Exercise Price in effect at any time, and the number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:

     (a) Common Stock Reorganization. If the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, by way of stock split, stock dividend or otherwise, or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being herein call a "Common Stock Reorganization"), then (I) the Exercise Price shall be adjusted, effective immediately after the effective date of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (ii) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject

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     to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before giving effect to such Common Stock Reorganization.

     (b) Capital Reorganization. If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger of which the company is the surviving corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the company as an entirety or substantially as an entirety, or any recapitalization of the Company (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Warrant holder shall no longer have the right to purchase Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Warrant Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to the Warrant Holder an agreement as to the Warrant Holder's rights in accordance with this Section 5(b), providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5 (b) shall similarly apply to successive Capital Reorganizations.

     (c) Notice of Adjustment. The Company shall give notice to the Warrant Holder of any event which requires an adjustment pursuant to this Section 5, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Warrant Holder of such adjustment and computation as soon as reasonably practicable after such ad adjustment becomes determinable.

6. LOST, MUTILATED OR MISSING WARRANT CERTIFICATES

Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in the case of loss, theft or destruction, upon receipt of an indemnification or bond satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver a new replacement Warrant Certificate of like tenor and representing the right to purchase the same

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aggregate number of Warrant Shares. The recipient of any such Warrant
Certificate shall reimburse the Company for all reasonable expenses incidental to the replacement of such missing or mutilated Warrant Certificate.

7. NOTICES

All notices, requests, demands and other communications under this Warrant must be in writing and will be deemed duly given: (i) when personally delivered, (ii) upon receipt of a facsimile transmission with a confirmed transmission answer back, (iii) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or
(iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties as follows:

    If to the Company:        Blue Ridge Energy, Inc.
                              1953 Scottsville Road
                              Bowling Green, Kentucky 42104

    If to the
    Warrant Holder:           Blue Ridge Group, Inc.
                              1953 Scottsville Road
                              Bowling Green, Kentucky 42104

Any party may change its address for notice purposes by giving notice of such change of address in accordance with the foregoing provisions.

8. MISCELLANEOUS

     (a) This Warrant shall not entitle the Warrant Holder, prior to the exercise of the Warrant, to any rights as a shareholder of the Company.

     (b) In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     (c) This Warrant is personal to the Warrant Holder and may not be assigned without the prior written consent of the Company and any attempt to assign without such written consent shall be null and void. All of the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder bind and inure to the benefit

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     of their respective successors and permitted assigns.

     (d) This Warrant, the construction, interpretation and enforcement hereof and the rights of the parties hereto shall be determined under, governed by and construed in accordance with the laws of the State of Kentucky without regard to principles of conflicts of interest.

     (e) The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

     (f) This Warrant constitutes the entire agreement between the Company and the Warrant Holder regarding the subject matter hereof and supersedes all previous agreements. There are no verbal agreements, representations, warranties, undertakings or agreements among the parties. This Warrant may not be amended or modified in any respect, except by a written instrument signed by the Company and the Warrant Holder.

IN WITNESS WHEREOF, the Company and the Warrant Holder agree to the foregoing terms and conditions and have executed this Warrant as of the day and year first above written.

                                          COMPANY

                                          BLUE RIDGE ENERGY, INC.,
                                          a Nevada Corporation


                                           /s/ ROBERT D. BURR
                                          --------------------------------------
                                          By: Robert D. Burr, President and CEO

                                          BLUE RIDGE GROUP, INC.


                                           /s/ JAMES T. COOK, JR.
                                          --------------------------------------
                                          By: James T. Cook, Jr. Vice President
                                              - Finance

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                                    EXHIBIT A

                              COMMON STOCK WARRANT
                           FORM OF NOTICE OF EXERCISE

TO: BLUE RIDGE ENERGY, INC.

     Reference is made to the Common Stock Purchase Warrant dated June 30, 1996 (the "Warrant"). Initially capitalized terms used herein have the meaning as defined in the Warrant.

     The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase 2,000,000 shares of Common Stock, and makes payment herewith in full therefor at the Exercise Price of Five cents ($0.05) by cash or check.

     The undersigned hereby represents that it is exercising the Warrant for its own account for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.


                                            ------------------------------------

                                            Printed Name: Blue Ridge Group, Inc.

                                            Date:
                                                 -------------------------------

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